EXHIBIT 5

April 6, 2009

Ventas, Inc., on behalf of the Registrants

111 S. Wacker Drive

Suite 4800

Chicago, Illinois 60606

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ventas, Inc., a Delaware corporation (“Ventas”), Ventas Realty, Limited Partnership, a Delaware limited partnership (“Ventas LP”), Ventas Capital Corporation, a Delaware corporation (“Ventas Capital” and, together with Ventas LP in their capacity as joint issuers, the “Joint Issuers”) and the subsidiary guarantors set forth on Schedule A hereto (the “Subsidiary Guarantors” and, together with Ventas, Ventas LP and Ventas Capital, the “Registrants”), in connection with the filing of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to senior and subordinated debt securities of the Joint Issuers (the “Ventas LP and Ventas Capital Debt Securities”), senior and subordinated debt securities of Ventas (the “Ventas Debt Securities” and, together with the Ventas LP and Ventas Capital Debt Securities, the “Debt Securities”), guarantees of Ventas and the Subsidiary Guarantors, respectively, in each case of the Ventas LP and Ventas Capital Debt Securities (collectively, the “Joint Issuer Debt Security Guarantees”), guarantees of Ventas LP and the Subsidiary Guarantors, respectively, in each case of the Ventas Debt Securities (collectively, the “Ventas Debt Security Guarantees” and, together with the Joint Issuer Debt Security Guarantees, the “Guarantees”), shares of preferred stock of Ventas, par value $1.00 per share (the “Preferred Stock”), shares of common stock of Ventas, par value $0.25 per share (the “Common Stock”), shares of Preferred Stock of Ventas represented by depositary shares of Ventas (the “Depositary Shares”) and  warrants of Ventas to purchase or sell certain Securities (as defined below) (the “Warrants”).  The Debt Securities, the Guarantees, the Preferred Stock, the Common Stock, the Depositary Shares and the Warrants are herein referred to collectively as the “Securities.”  Ventas and Ventas LP, in their capacities as guarantors, and the Subsidiary Guarantors are herein referred to collectively as the “Guarantors.”   The Securities may be issued and sold from time to time by the Registrants after the registration statement to which this opinion is an exhibit (the “Registration Statement”) becomes effective.  The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the form of the senior indenture (the “Senior Indenture”), among Ventas and the Joint Issuers, as issuer(s) of the senior debt securities issuable thereunder, and U.S. Bank National Association, as trustee, (ii) the form of the subordinated indenture (the “Subordinated Indenture”), among Ventas and the Joint Issuers, as issuer(s) of the subordinated debt securities issuable thereunder, and U.S. Bank National Association, as trustee, (iii) the certified copies of respective certificates of incorporation (or equivalent), as amended, and by-laws (or equivalent) of Ventas and the Joint Issuers and (iv) such other documents and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Registrants and statements of fact contained in the documents we have examined.  In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; (iii) the due organization, valid existence and good standing of all parties (other than Ventas and the Joint Issuers) under all applicable laws; (iv) the legal right and power of all parties (other than Ventas and the Joint Issuers) under all applicable laws and regulations to enter into, execute and deliver such documents, agreements and instruments; (v) the due authorization, execution and delivery of the Registration Statement and due authorization of all documents, agreements and instruments (including the Senior Indenture and the Subordinated Indenture) by all parties thereto (other than Ventas and the Joint Issuers) and the binding effect of such documents, agreements and instruments on all parties (other than (a) Ventas and the Joint Issuers and (b) for purposes of the opinions set forth in paragraphs A(2) and A(3) with respect to enforceability against the Subsidiary Guarantors of the Joint Issuer Debt Security Guarantees and the Ventas Debt Security Guarantees under the laws of the State of New York, the Subsidiary Guarantors); (vi) that all consents, approvals and authorizations by any governmental authority required to be obtained by all parties (other than Ventas and the Joint Issuers) have been obtained by such parties; and (vii) the capacity of natural persons.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

Upon the taking of appropriate corporate action by Ventas or, if applicable, the taking of appropriate partnership and corporate action by the Joint Issuers to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters; the effectiveness of the Registration Statement under the Securities Act; the qualification of the Senior Indenture or the Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939, as amended; the due execution and delivery by Ventas or the Joint Issuers, as the case may be, as issuers thereunder, and the other parties thereto of the Senior Indenture, the Subordinated Indenture and any amendment of or supplement to the Senior Indenture or Subordinated Indenture, as the case may be (each of the Senior Indenture and the Subordinated Indenture, as so amended or supplemented, being referred to as an “Indenture,” and the trustee under any Indenture being referred to as a “Trustee”), assuming that the relevant Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement (the foregoing, constituting the “Debt Authorization Assumptions”), the Debt Securities will be duly and validly authorized when issued.  In addition, when the Debt Securities are duly executed by Ventas or the Joint Issuers, as the case may be, authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement (the foregoing, constituting the “Debt Offering Assumptions”), the Debt Securities will constitute valid and legally binding obligations of Ventas or the Joint Issuers, as the case may be, enforceable against Ventas or the Joint Issuers, as the case may be, in accordance with the terms thereof, entitled to the benefits of the relevant Indenture.

Upon the satisfaction of the Debt Authorization Assumptions, the taking of appropriate corporate, partnership or company action, as the case may be, by Ventas, as a guarantor, and the Subsidiary Guarantors and the due execution and delivery by Ventas and the Subsidiary Guarantors, as guarantors, and the other parties thereto of the Indenture, the Joint Issuer Debt Security Guarantees with respect to such Indenture will be duly and validly authorized when issued.  In addition, upon satisfaction of the Debt Offering Assumptions, when the Ventas LP and Ventas Capital Debt Securities are duly endorsed by Ventas and the Subsidiary Guarantors, the Joint Issuer Debt Security Guarantees will constitute valid and legally binding obligations of Ventas and the Subsidiary Guarantors, enforceable against Ventas and the Subsidiary Guarantors in accordance with the terms thereof, entitled to the benefits of the relevant Indenture.

Upon the satisfaction of the Debt Authorization Assumptions, the taking of appropriate corporate or company action, as the case may be, by Ventas LP, as guarantor, and the Subsidiary Guarantors and the due execution and delivery by Ventas LP and the Subsidiary Guarantors, as guarantors, and the other parties thereto of the Indenture, the Ventas Debt Security Guarantees with respect to such Indenture will be duly and validly authorized when issued.  In addition, upon satisfaction of the Debt Offering Assumptions, when the Ventas Debt Securities are duly endorsed by Ventas LP and the Subsidiary Guarantors, the Ventas Debt Security Guarantees will constitute valid and legally binding obligations of Ventas LP and the Subsidiary Guarantors, enforceable against Ventas LP and the Subsidiary Guarantors in accordance with the terms thereof, entitled to the benefits of the relevant Indenture.

Upon the taking of appropriate corporate action by Ventas and, if necessary its stockholders, including the approval of the terms of any class or series of Preferred Stock and the authorization of the execution and filing of a Certificate of Designation (a “Certificate”) relating thereto with the Delaware Secretary of State, and the filing of the Certificate; and the effectiveness of the Registration Statement under the Securities Act, the Preferred Stock will be duly and validly authorized when issued, and, when certificates representing the shares of Preferred Stock are duly executed by Ventas, countersigned, registered, sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

Upon the taking of appropriate corporate action by Ventas and, if necessary its stockholders and the effectiveness of the Registration Statement under the Securities Act, the Common Stock will be duly and validly authorized when issued, and, when the certificates representing shares of Common Stock are duly executed by Ventas, countersigned, registered, sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Common Stock will be validly issued, fully paid and nonassessable.

Upon the taking of appropriate corporate action by Ventas and, if necessary its stockholders, including the authorization of the execution and filing of a Certificate relating to the underlying Preferred Stock with the Delaware Secretary of State, and the filing of the Certificate; the effectiveness of the Registration Statement under the Securities Act; the due execution and delivery by the parties thereto of a deposit agreement relating to Depositary Shares, and each amendment thereof or supplement thereto (each such Deposit Agreement, as so amended or supplemented, being referred to as a “Deposit Agreement”), assuming that the relevant Deposit Agreement is consistent with the description thereof contained in the Registration Statement; and the deposit of the shares of Preferred Stock underlying such Depositary Shares with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement or in the supplement or supplements to the Prospectus included therein) under the applicable Deposit Agreement, the Depositary Shares will be duly and validly authorized when issued, and, when the depositary receipts evidencing rights in the Depositary Shares are duly executed by the relevant Depositary and registered, and the Depositary Shares are sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein.

Upon the taking of appropriate corporate action by Ventas and, if necessary its stockholders; the effectiveness of the Registration Statement under the Securities Act; the due execution and delivery by the parties thereto of a Warrant Agreement relating to Warrants, and each amendment thereof or supplement thereto (each such Warrant Agreement, as so amended or supplemented, being referred to as a “Warrant Agreement”), assuming that the relevant Warrant Agreement is consistent with the description thereof contained in the Registration Statement; and assuming the legality and validity of the Securities (other than Warrants) underlying such Warrants, the Warrants will be duly and validly authorized when issued, and, when the Warrants are duly executed by Ventas, authenticated by the warrant agent and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, the Warrants will constitute valid and legally binding obligations of Ventas enforceable against Ventas in accordance with their terms and will entitle the holders thereof to the rights specified in the Warrant Agreement.

The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the Federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

The opinions set forth above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought, and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.  Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

The opinions in paragraphs A(2) and A(3) are further qualified by the following assumptions with respect to the Subsidiary Guarantors: (a) the valid existence and good standing of such entities under applicable state laws and (b) that such entities have the corporate, partnership, limited liability company or other power and authority to own their property and carry on their business as now being conducted and to execute, deliver and perform all of their obligations under each Indenture to which they are a party and to consummate the transactions contemplated thereby and to be contemplated on their part.  We have not independently investigated or verified the matters set forth in clauses (a) and (b) above and we express no views with respect to such matters.

We express no opinion as to provisions of the documents referenced in this opinion letter insofar as such provisions relate to (i) the subject matter jurisdiction of a United States Federal court to adjudicate any controversy relating to such documents, (ii) the waiver of inconvenient forum with respect to proceedings in any such United States Federal court, (iii) the waiver of right to a jury trial, (iv) the validity or enforceability under certain circumstances of provisions of the documents with respect to severability or any right of setoff, or (v) limitations on the effectiveness of oral amendments, modifications, consents and waivers.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations.  We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of the Offered Securities”

in the Prospectus.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

Willkie Farr & Gallagher LLP

SCHEDULE A

AL (AP) Holding LLC

AL (HCN) Holding LLC

AL (MT) Holding LLC

Allison Park Nominee LLC

Allison Park Nominee LP

BCC Altoona Realty GP, LLC

BCC Altoona Realty, LLC

BCC Altoona Realty, LP

BCC Berwick Realty GP, LLC

BCC Berwick Realty, LLC

BCC Berwick Realty, LP

BCC Lewiston Realty GP, LLC

BCC Lewiston Realty, LLC

BCC Lewiston Realty, LP

BCC Martinsburg Realty, LLC

BCC Medina Realty, LLC

BCC Ontario Realty, LLC

BCC Reading Realty GP, LLC

BCC Reading Realty, LLC

BCC Reading Realty, LP

BCC Shippensburg Realty, LLC

BCC South Beaver Realty, LLC

BCC State College Realty GP, LLC

BCC State College Realty, LLC

BCC State College Realty, LP

BCC Washington Township Realty, LLC

BLC of California-San Marcos, L.P.

Bloomsburg Nominee LLC

Bloomsburg Nominee LP

Brookdale Holdings, LLC

Brookdale Living Communities of Arizona-EM, LLC

Brookdale Living Communities of California, LLC

Brookdale Living Communities of California-RC, LLC

Brookdale Living Communities of California-San Marcos, LLC

Brookdale Living Communities of Illinois-2960, LLC

Brookdale Living Communities of Illinois-II, LLC

Brookdale Living Communities of Massachusetts-RB, LLC

Brookdale Living Communities of Minnesota, LLC

Brookdale Living Communities of New York-GB, LLC

Brookdale Living Communities of Washington-PP, LLC

Chippewa Nominee LLC

Chippewa Nominee LP

Dillsburg Nominee LLC

Dillsburg Nominee LP

EC Halcyon Realty, LLC

EC Hamilton Place Realty, LLC

EC Lebanon Realty, LLC

EC Timberlin Parc Realty, LLC

ElderTrust

ET Berkshire, LLC

ET Capital Corp.

ET GENPAR, L.L.C.

ET Lehigh, LLC

ET Pennsburg Finance, L.L.C.

ET Sanatoga, LLC

ET Sub-Berkshire Limited Partnership

ET Sub-Heritage Woods, L.L.C.

ET Sub-Highgate, L.P.

ET Sub-Lacey I, L.L.C.

ET Sub-Lehigh Limited Partnership

ET Sub-Lopatcong, L.L.C.

ET Sub-Pennsburg Manor Limited Partnership, L.L.P.

ET Sub-Phillipsburg I, L.L.C.

ET Sub-Pleasant View, L.L.C.

ET Sub-Rittenhouse Limited Partnership, L.L.P.

ET Sub-Riverview Ridge Limited Partnership, L.L.P.

ET Sub-Sanatoga Limited Partnership

ET Sub-SMOB, L.L.C.

ET Sub-Wayne I Limited Partnership, L.L.P.

ET Sub-Willowbrook Limited Partnership, L.L.P.

ET Sub-Woodbridge, L.P.

ET Wayne Finance, Inc.

ET Wayne Finance, L.L.C.

Hendersonville Nominee, LLC

Hendersonville Nominee, LP

IPC (AP) Holding LLC

IPC (HCN) Holding LLC

IPC (MT) Holding LLC

Kingsport Nominee LLC

Kingsport Nominee LP

Knoxville Nominee LLC

Knoxville Nominee LP

Lebanon Nominee LLC

Lebanon Nominee LP

Lewisburg Nominee LLC

Lewisburg Nominee LP

Lima Nominee LLC

Lima Nominee LP

Loyalsock Nominee LLC

Loyalsock Nominee LP

MAB Parent LLC

PSLT GP, LLC

PSLT OP, L.P.

PSLT-ALS Properties Holdings, LLC

PSLT-ALS Properties I, LLC

PSLT-BLC Properties Holdings, LLC

River Oaks Partners

Sagamore Hills Nominee LLC

Sagamore Hills Nominee LP

Saxonburg Nominee LLC

Saxonburg Nominee LP

Shippensburg Realty Holdings, LLC

South Beaver Realty Holdings, LLC

SZR Acquisitions, LLC

SZR Burlington Inc.

SZR Columbia, LLC

SZR Lincoln Park, LLC

SZR Markham Inc.

SZR Mississauga Inc.

SZR North Hills, LLC

SZR Norwood, LLC

SZR Oakville Inc.

SZR Richmond Hill Inc.

SZR Rockville LLC

SZR San Mateo LLC

SZR Scottsdale, LLC

SZR US Investments, Inc.

SZR US UPREIT Three, LLC

SZR Westlake Village LLC

SZR Willowbrook LLC

SZR Windsor Inc.

SZR Yorba Linda LLC

The Ponds of Pembroke Limited Partnership

United Rehab Realty Holding, LLC

Ventas Broadway MOB, LLC

Ventas Cal Sun LLC

Ventas Casper Holdings, LLC

Ventas Carroll MOB, LLC

Ventas Center MOB, LLC

Ventas DASCO MOB Holdings, LLC

Ventas Framingham, LLC

Ventas Grantor Trust #1

Ventas Grantor Trust #2

Ventas Healthcare Properties, Inc.

Ventas LP Realty, L.L.C.

Ventas MO Holdings, LLC

Ventas MOB Holdings, LLC

Ventas Nexcore Holdings, LLC

Ventas of Vancouver, Limited

Ventas Provident, LLC

Ventas REIT US Holdings, Inc.

Ventas SSL Beacon Hill, Inc.

Ventas SSL Holdings, Inc.

Ventas SSL Holdings, LLC

Ventas SSL, Inc.

Ventas SSL Lynn Valley, Inc.

Ventas SSL Ontario II, Inc.

Ventas SSL Ontario III, Inc.

Ventas University MOB, LLC

Ventas SSL Vancouver, Inc.

Ventas Sun LLC

Ventas TRS, LLC

VSCRE Holdings, LLC

VTRH MAB I, LLC

VTRH MAB II, LLC

Xenia Nominee LLC

Xenia Nominee LP